UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

COMMERCE ENERGY GROUP, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 259-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b)           On February 20, 2008, Steven S. Boss resigned as Chief Executive Officer and as a director of Commerce Energy Group, Inc. (the “Company”), and as an officer and director of all the Company’s subsidiaries and affiliates.

On February 20, 2008, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Boss, which will become effective on February 28, 2008 (the “Effective Date”), unless it is revoked by Mr. Boss before that date.  Pursuant to the Separation Agreement, Mr. Boss will (i) receive a severance payment of $446,333, equal to thirteen (13) months of Mr. Boss’ base salary as of the resignation date, payable in a lump sum within one business day after the Effective Date, less customary payroll deductions required by law and (ii) retain his group health coverage under COBRA for thirteen months at the Company’s expense (collectively, the “Severance Benefits”).

Under the Separation Agreement, the Company is repurchasing 75,000 shares of unvested restricted stock held by Mr. Boss, pursuant to the terms of the Company’s 1999 Equity Incentive Plan for par value per share, with payment for the repurchase being credited from the severance payment.  In addition, Mr. Boss agreed to sell to the Company 166,000 shares of the Company’s common stock owned by him for a price of $1.26 per share, or $209,000 in the aggregate, payable to Mr. Boss one business day after the Effective Date.

Pursuant to the Separation Agreement, Mr. Boss has agreed not to solicit the Company’s employees or contractors, and not to work in certain businesses, for a period of thirteen (13) months after February 20, 2008.  Mr. Boss also acknowledged under the Separation Agreement that certain provisions of his Employment Agreement shall extend beyond the resignation date, including provisions relating to proprietary information obligations.

The Company and Mr. Boss also entered into a Voting and Standstill Agreement (the “Standstill Agreement”) dated February 20, 2008. The Standstill Agreement limits the activities of Mr. Boss until April 1, 2009, with respect to exercising any voting rights that he might have by virtue of his ownership of shares of the Company’s common stock currently held or subsequently acquired by him, restricts his ability to enter into or participate in certain types of transactions involving or affecting the Company and limits his ability to resell Company common stock owned, or to be owned, by him.

The Separation Agreement contains a general release by Mr. Boss of all claims against the Company and its affiliates and representatives.  The Separation Agreement also contains other customary provisions including Mr. Boss’ statutory rights under the Older Workers Benefit Protection Act which permits him to revoke portions of the Separation Agreement within a seven day period after February 20, 2008.  If Mr. Boss elected to revoke portions of the Separation Agreement he would not be entitled to the Severance Benefits.

The foregoing description of the Separation Agreement and the Standstill Agreement are only summaries, are not complete and are each qualified in their entirety to the actual agreement, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

(c)           On February 20, 2008, the Board of Directors of the Company (the “Board”) (i) appointed Gregory L. Craig, 43, as Chief Executive Officer of the Company; (ii) designated Mr. Craig as “principal executive officer” of the Company for purposes of all filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended; (iii) appointed him as a Class III Director of the Corporation (after taking action to expand the number of directors from 6 to 7); (iv) designated Mr. Craig as Chairman of the Board, and (v) designated Mr. Craig as a director of each of the subsidiaries of the Company.  In his role as Chairman, Mr. Craig succeeds Dennis R. Leibel who remains a member of the Board and Chair of the Compensation Committee.

From November 2005 through March 2007, Mr. Craig served as Chief Executive Officer of Macquaire Cook Energy (formerly Cook Inlet Energy Supply, LLC), a North American energy supply services company that he founded.  From 1992 through November 2005, Mr. Craig served as Chief Executive Officer of

Cook Inlet Energy Supply, LLC until it was sold to Macquarie Bank of Sydney, Australia in November 2005.  Mr. Craig received his Bachelor of Administration degree from the University of Alaska and his Master of Business Administration (MBA) from the University of California at Los Angeles.

Mr. Craig was not selected as an officer or director of the Company pursuant to any understanding between Mr. Craig and any other person.  There are no family relationships between Mr. Craig and the directors and executive officers of the Company.

Pursuant to an employment agreement with Mr. Craig dated February 20, 2008 (the “Employment Agreement”), Mr. Craig will receive an annual base salary of $450,000 and is eligible to participate in all bonus plans applicable to senior executive officers established by the Board, including the existing Bonus Program.  Pursuant to a Stock Option Award Agreement dated February 20, 2008, Mr. Craig was granted an option to purchase 250,000 shares of the Company’s common stock on February 20, 2008 at an exercise price equal to $1.26 per share, the closing sale price on the date of grant (such price representing 100% of the fair market value of a share of the Company’s common stock on the date of grant, as defined in the Company’s 2006 Incentive Stock Plan).  The option vested in full on the date of grant.  Mr. Craig also was granted 500,000 shares of restricted stock, pursuant to a Restricted Share Award Agreement dated February 20, 2008, which vested immediately as to 300,000 shares on the date of the award and as to the remaining shares, 100,000 shares each on the next two anniversary dates of the award.  The Employment Agreement has no specific term and is subject to termination by either the Company or Mr. Craig without cause upon 60 days written notice.

In the event of a Change in Control (as defined in the Employment Agreement), Mr. Craig will be entitled to receive a sale bonus in an amount equal to two percent (2%) of the amount by which the Company’s market capitalization on the date of the Change in Control exceeds $91,126,854.

The Employment Agreement provides that if Mr. Craig is terminated without cause or if he resigns for Good Reason, as defined in the Employment Agreement, Mr. Craig will be entitled to severance equal to twelve 12 months of his then current base salary payable over a 12-month period, plus continued vesting for an additional 12 months for outstanding unvested stock options and restricted stock.  In the event of a Change in Control of the Company, Mr. Craig may resign for Good Reason.

Under the Employment Agreement, Mr. Craig agrees not to solicit the Company’s employees, customers, clients or suppliers during the term of his employment and for defined periods after termination of employment with the Company, and refrain from being connected with certain restricted businesses during any severance period.  Finally, in accordance with the Employment Agreement, the Company entered into an Indemnification Agreement dated February 20, 2008 with Mr. Craig.

The foregoing description of the Employment Agreement, the Stock Option Award Agreement, the Restricted Share Award Agreement and the Indemnification Agreement are only summaries, are not complete and are each qualified in their entirety to the actual agreement, which are attached hereto as Exhibits 99.3, 99.4, 99.5, and 99.6, respectively, and are incorporated herein by reference.  A copy of the Press Release that the Company filed related to Mr. Craig’s appointment as Chairman of the Board and Chief Executive Officer and Mr. Boss’ resignation is attached hereto as Exhibit 99.7 and is incorporated herein by reference.

(d)           On February 21, 2008, the Board appointed Rohn Crabtree, 53, as a Class I Director of the Corporation and appointed Mr. Crabtree to the Audit Committee of the Board.

The Board also nominated Mr. Crabtree to continue as a Class I director at the Company’s upcoming annual meeting of stockholders to be held on March 27, 2008 (the “Annual Meeting”).

Mr. Crabtree has been a partner of Nautilus Renewables LLC, a private equity fund investing in the renewable energy sector, since November 2006.  Mr. Crabtree is also the President and Chief Executive Officer of Newport Energy Holdings, LLC, a company focused on investments in electric generation assets, which he founded in March 2004.  From April 1998 to March 2004, Mr. Crabtree held various management positions with Calpine Corporation, a large independent power producer and marketer.  These positions included President and Chief Executive Officer of Calpine Canada Power Ltd., a subsidiary of Calpine Corporation; Manager of the Calpine Power Income Fund; Senior Vice President, Finance and Senior Vice President, Business Development.  Mr. Crabtree received his Bachelor of Science degree from Weber State University and his Master of Business Administration (MBA) from the Wharton School of the University of Pennsylvania.

The Board has adopted a compensation policy for non-employee directors pursuant to which directors receive cash compensation and equity awards.

Cash Compensation.  Mr. Crabtree will be paid a quarterly retainer of $8,000, a fee of $1,000 for each Board meeting which he attends in person and a fee of $750 for each Board meeting which he attends telephonically. For service on Board committees (other than the chairman of such committee), Mr. Crabtree will be paid $750 for each committee meeting he attends in person and a fee of $500 for each committee meeting he attends telephonically. Should Mr. Crabtree at some point be appointed chair of a committee, he would be paid $1,000 for each committee meeting he attends, whether in person or telephonically.  On days on which there is a Board meeting and committee meeting that he attends, Mr. Crabtree shall be paid for both the Board meeting and the committee meeting.  On days on which there is more than one committee meeting that Mr. Crabtree attends, he shall be paid for only one meeting. In addition, Mr. Crabtree shall be entitled to receive reimbursement for reasonable travel expenses for each Board or Board committee meeting that he attends in person if he resides 25 miles or more from the site of the meeting.

Equity-Based Awards.  The Company’s non-employee director compensation policy provides for equity awards as follows:

Initial Grant of Restricted Stock.  On the date of the initial appointment or election of each non-employee director to the Board, he receives 20,000 restricted shares of Common Stock. The shares vest in full on the first day of the month in which the one year anniversary of the date of issuance occurs, with the shares being forfeited to the Company if the Board member’s service is terminated prior to the vesting date.

Annual Grant of Restricted Stock.  In addition, on the date of each annual meeting of stockholders at which directors are elected, each non-employee director who is either re-elected as a non-employee director or who continues in office as an incumbent non-employee director, will be issued 20,000 shares of restricted Common Stock. Such shares vest in full on January 1 of the next succeeding calendar year after the date of issuance, with the shares being forfeited to the Company if the Board member’s service is terminated prior to the vesting date.

                In connection with his initial appointment as a Class I director to the Board and in light of the Board’s nomination to be a nominee as a Class I Director at the Annual Meeting,  Mr. Crabtree waived receipt of the above-referenced Initial Grant of 20,000 shares of Restricted Stock which he was entitled to under the Company’s non-employee director compensation policy.

In connection with his appointment as a Class I director, the Company entered into an Indemnification Agreement dated February 21, 2008 with him.  A copy of the Indemnification Agreement is attached hereto as Exhibit 99.8 and is incorporated herein by reference.

Mr. Crabtree was not selected as an officer or director of the Company pursuant to any understanding between Mr. Crabtree and any other person.  There are no family relationships between Mr. Crabtree and the directors and executive officers of the Company.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Separation Agreement and General Release between Commerce Energy Group, Inc. and Steven S. Boss dated February 20, 2008.

99.2	Voting and Standstill Agreement between Commerce Energy Group, Inc. and Steven S. Boss dated February 20, 2008.

99.3	Employment Agreement between Commerce Energy Group, Inc. and Gregory L. Craig dated February 20, 2008.

99.4	Stock Option Award Agreement between Commerce Energy Group, Inc. and Gregory L. Craig dated February 20, 2008.

99.5	Restricted Share Award Agreement between Commerce Energy Group, Inc. and Gregory L. Craig dated February 20, 2008.

99.6	Indemnification Agreement between Commerce Energy Group, Inc. and Gregory L. Craig dated February 20, 2008.

99.7	Press Release of Commerce Energy Group, Inc., dated February 21, 2008.

99.8	Indemnification Agreement between Commerce Energy Group, Inc. and Rohn Crabtree dated February 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC.
a Delaware corporation

Date: February 25, 2008	By:	/S/ GREGORY L. CRAIG
Gregory L. Craig
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation Agreement and General Release between Commerce Energy Group, Inc. and Steven S. Boss dated February 20, 2008.

99.2	Voting and Standstill Agreement between Commerce Energy Group, Inc. and Steven S. Boss dated February 20, 2008.

99.3	Employment Agreement between Commerce Energy Group, Inc. and Gregory L. Craig dated February 20, 2008.

99.4	Stock Option Award Agreement between Commerce Energy Group, Inc. and Gregory L. Craig dated February 20, 2008.

99.5	Restricted Share Award Agreement between Commerce Energy Group, Inc. and Gregory L. Craig dated February 20, 2008.

99.6	Indemnification Agreement between Commerce Energy Group, Inc. and Gregory L. Craig dated February 20, 2008.

99.7	Press Release of Commerce Energy Group, Inc., dated February 21, 2008.

99.8	Indemnification Agreement between Commerce Energy Group, Inc. and Rohn Crabtree dated February 21, 2008.